Exhibit 10.1

FIFTH ADDENDUM TO EMPLOYMENT AGREEMENT

THIS FIFTH ADDENDUM TO EMPLOYMENT AGREEMENT (the “Fifth Addendum”) is made effective as of the 30th day of December, 2008, by and between Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”), and Joseph Lloyd McAdams (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Executive and Anworth Mortgage Advisory Corporation (the “Company”) entered into an employment agreement dated January 1, 2002 (as amended to date, the “Agreement”);

WHEREAS, the Agreement was assumed by Anworth and the Executive, and the Company and Anworth entered into an addendum to such employment agreement dated April 18, 2002 (the “Addendum”), an addendum to such employment agreement dated May 28, 2004 (the “Second Addendum”) an addendum to such employment agreement dated June 27, 2006 (the “Third Addendum”); and addendum to such employment agreement dated February 22, 2008 (the “Fourth Addendum”)

WHEREAS, Anworth and the Executive desire to further modify the terms of the Executive’s employment under the Agreement.

NOW THEREFORE, the parties hereby covenant and agree as follows:

1. Effective Date. This Fifth Addendum shall become effective on the date hereof.

2. Incentive Plan and Bonus (Section 4(b) of the Agreement). Paragraph 4 of Section 4(b)(iii) of the Agreement is hereby amended by inserting the phrase “Twenty-Five percent (25%)” and is restated as follows:

“Twenty-Five percent (25%) of any amount in excess of $100,000 allocated to the Executive from the Pool with respect to calendar year 2009 and each subsequent year will be paid in common stock subject to certain restrictions set forth in Appendix A hereto and in accordance with the 2004 Equity Plan.”

3. Appendix A of the Agreement). The first paragraph of Appendix A of the Agreement is hereby restated as follows:

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“The Company’s return on average equity (“ROAE”) is calculated as the twelve-month GAAP net income available to common stockholders minus depreciation, gains/losses on asset sales and impairment charges/recoveries, divided by the average stockholder equity less (1) goodwill and (2) preferred stockholder equity.”

4. Remaining Terms Unchanged. The parties agree that all terms and conditions of the Agreement (as modified by this Fifth Addendum), including, but not limited to, all provisions pertaining to compensation, termination, choice of law and arbitration, shall remain in full force and effect as modified hereby.

IN WITNESS WHEREOF, this Fifth Addendum to Employment Agreement is executed as of the day and year first above written.

Executive

/s/ Joseph Lloyd McAdams
Joseph Lloyd McAdams

Anworth Mortgage Asset Corporation

By:	/s/ Thad M. Brown
Name: Thad M. Brown
Title: Chief Financial Officer

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